Exhibit 10.12

JUSTICE COURT OF THE TOWN OF RIVERHEAD
COUNTY OF SUFFOLK: STATE OF NEW YORK

SHELDON D. KATZ,                    )
                  Petitioner,       )
                  (Landlord)        )
         -against-                  )    STIPULATION OF
ADZONE RESEARCH, INC.               )    SETTLEMENT
and CHARLES CARDONA, or             )
                                    )    Docket No.
assigns, and all other persons      )
conducting business at 211          )
f/k/a 209 Roanoke Avenue,           )
Riverhead, N.Y. 11901,              )
         Respondents.               )
         (Tenants)                  )

The following Stipulation of Settlement has been agreed to by Adam 8. Grossman, Esq., attorney for Petitioner (Landlord), Sheldon D. Katz, Petitioner (Landlord), Warren E. Hamburger, Esq., attorney for the Respondents, and Adzone Research, lnc., and Charles Cardona, Respondents, regarding the rental of real property by Respondents (Tenants) from Petitioner (Landlord) located at 211 f/k/a 209 Roanoke Avenue, Riverhead, New York, 11901, which is currently being rented as business property to the Respondents by the Petitioner:

1) The Petitioner and the Respondents agrees to discontinue a lawsuit commenced by Respondents Adzone Research, lnc., Owl Technology, lnc., and Charles Cardona, against Petitioner Sheldon D. Katz at Supreme Court, Suffolk County, Suffolk County Index Number 02-23974 by submission by hand delivery of an original fully executed STIPULATION DISCONTINUING ACTION with the Office of the Suffolk County Clerk on September 25, 2002.

2) The Respondents consent to the issuance of a WARRANT OF EVICTION against Respondents Adzone Research, Inc., Adzone Interactive, Inc., Owl Data Systems, Owl Technology, lnc., Web-Adnet.com, Inc., and Charles Cardona, or assigns, and all others conducting business at 211 f/k/a 209 Roanoke Avenue, Riverhead, N.Y. 1 1901 so the Petitioner con regain possession of the subject property. Said WARRANT OF EVICTION shall be stayed until October 5, 2002.

3) The Respondents additionally consent to the issuance of a JUDGMENT against Respondent Charles Cardona in the amount of $5,000.00, and a JUDGMENT against Respondent Adzone Research, Inc. in the amount of $12,000. No other Judgments of any amount shall issue against any other Respondent fn connection with this matter. After
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the Respondents vacate the subject property, should any monies remain out of the
$1,800.00 security deposit, it is agreed between Petitioner and Respondents that any amount remaining shall be applied toward the $5,000.00 JUDGMENT against Charles Cardona. To be paid by the 15th of each month starting November 15, 2002 at the sum of 1,000 per month.

4) The terms of the Stipulation of Settlement outlined above were agreeed to by Adam B. Grossman, Esq., attorney for the Petitioner, Warren E. Hamburger, Esq., attorney for the Respondents, Petitioner Sheldon D. Katz, and Respondents Adzone Research, Inc., and Charles Cardona in Riverhead Town Justice Court, on the record before Hon. Allan M. Smith, Riverhead Town Justice, on September 25, 2002, the return date for the above referenced proceeding.

Dated: September 25, 2002
       Riverhead, New York

If payments are not made then a judgment shall be filed with the Suffolk County Sheriff.


ADAM B. GROSSMAN, ESQ.                              Sheldon D. Katz
Attorney for Petitioner                             Petitioner
P.O. Box 155
120 Court Street
Riverhead, N.Y. 11901
(631) 727-4200


WARREN E. HAMBURGER, ESQ.                           Adzone Research, Inc.
Attorney for Respondents                            by: Charles Cardona
42 Fire Island Avenue                               Respondent
Babylon, N.Y. 11702
(631) 893-7000



9/25/02
So Ordered
/s/
Town Justice